UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 25, 2013

FLOW INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 25, 2013, Flow International Corporation, a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with AIP Waterjet Holdings, Inc., a Delaware corporation (“Parent”), and AIP/FIC Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of Parent (“Merger Sub”),  providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time (the “Effective Time”) of the Merger:

●
each share of the Company’s common stock, par value $0.01 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any share held by (i) the Company, Parent or Merger Sub or any of their respective subsidiaries or (ii) any person who has perfected dissenters’ rights (“Dissenters’ Rights”) in accordance with Chapter 23B.13 of the Washington Business Corporation Act), will be exchanged for the right to receive $4.05 in cash (the “Merger Consideration”);

●
each option to purchase shares of Common Stock, whether vested or unvested, will be fully vested and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option, multiplied by (ii) the number of shares of Common Stock subject to such stock option; and

●
each outstanding restricted stock right, phantom share right and restricted stock unit (each, a “Restricted Stock Right”) issued by the Company that is subject to time-based vesting conditions will be fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock subject to such Restricted Stock Right;

in each case without interest, less any applicable withholding for taxes.  Each Restricted Stock Right that is subject to performance-based vesting conditions that have not been satisfied as of the Effective Time will be canceled and no consideration will be payable with respect thereto.

The closing of the Merger is subject to customary closing conditions, including (i) the approval of the Merger Agreement by holders of two-thirds of the outstanding shares of the Common Stock (the “Shareholder Approval”), (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of any law, injunction or judgment that makes illegal, enjoins, prevents or prohibits the closing of the Merger and (iv) the accuracy of the representations and warranties in, and the compliance with obligations under, the Merger Agreement.  Additionally, the obligations of Parent and Merger Sub to close the Merger are also conditioned upon (a) the holders of no more than 7.5% of the Common Stock having properly demanded and not withdrawn their Dissenters’ Rights and (b) the absence of a Material Adverse Effect (as defined in the Merger Agreement).   The Merger Agreement does not contain a financing condition.

The Merger Agreement provides that unless otherwise determined by Parent, the closing of the Merger will not occur before the third business day immediately following the final day of the Marketing Period, a term that is defined in the Merger Agreement to be the first 25 consecutive business days throughout which (i) Parent has received certain information regarding the Company required in connection with Parent obtaining debt financing, and (ii) certain conditions to the closing of the Merger have been satisfied throughout such 25 business day period (subject to certain exceptions); provided that the Marketing Period will not begin earlier than December 26, 2013.

The Merger Agreement contains customary representations and warranties customary for transactions of this type. The Company has also agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, not to engage in certain kinds of transactions during this period, and to convene and hold a meeting of its shareholders for the purpose of obtaining the Shareholder Approval.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Investment funds affiliated with American Industrial Partners have committed to capitalize Parent, at or immediately prior to the Effective Time, with an aggregate equity contribution in an amount up to $120 million, subject to the terms and conditions set forth in an equity financing commitment letter, dated as of September 25, 2013. In addition, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. (collectively, the “Lenders”) have committed to provide debt financing for the transaction, consisting of a $210 million senior secured first lien term loan facility and a $20 million senior secured first lien revolving credit facility, each on the terms and subject to the conditions set forth in a commitment letter dated as of September 25, 2013 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, execution and delivery of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein.  In addition, Parent may elect to pursue a high yield securities offering or other debt financing prior to the closing of the Merger in lieu of the debt financing described in the Debt Commitment Letter.

Pursuant to a “no-shop” provisions in the Merger Agreement, from the date of the Merger Agreement to the Effective Time, the Company is prohibited from soliciting alternative acquisition proposals from third parties and providing information to and participating in discussions with and engaging in negotiations with, third parties regarding alternative acquisition proposals.  The “no-shop” provisions are subject to a customary “fiduciary-out” provision that allows the Company, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal that the Company’s board of directors has determined could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).

Upon termination of the Merger Agreement under specified circumstances the Company would be required to pay Parent a termination fee of $6,119,000, including termination in connection with the Company entering into an alternative acquisition agreement in respect of a Superior Proposal. If the Merger Agreement is terminated by either the Company or Parent because of the failure to obtain Shareholder Approval or by Parent because the Company fails to complete the Merger or otherwise breaches the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied, the Company is required to pay Parent’s expenses up to $2,000,000, provided that such amount will be credited against any termination fee payable by the Company.   Parent will be required to pay the Company a termination fee of $12,238,000 if the Merger Agreement is terminated under certain circumstances because Parent fails to complete the Merger or otherwise breaches the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied. Parent will also be required to pay the Company a termination fee of $6,119,000 in certain other circumstances where the Merger Agreement is terminated because of the failure to meet the closing conditions related to antitrust laws.

  In addition, if the Merger is not consummated on or before March 31, 2014 (the “Outside Date”), either party may terminate the Merger Agreement; however, the Outside Date may be extended at the option of the Company or Parent (i) to May 31, 2014 if the only condition not satisfied at such time is the receipt of antitrust approvals or (ii) if the Marketing Period has not been completed prior to three business days before the Outside Date, to the earlier of May 31, 2014 or three business days after the completion of the Marketing Period.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amendment to Rights Agreement

In connection with the Merger Agreement, on September 25, 2013, the Company entered into the First Amendment to Rights Agreement (the “Amendment”), between the Company and Computershare Inc., a Delaware corporation, successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC, a New Jersey limited liability company) (the “Rights Agent”).  The Amendment amends the terms of that certain Rights Agreement, dated as of September 1, 2009, by and between the Company and the Rights Agent (the “Rights Agreement”) such that the Merger Agreement and the consummation of the Merger will not trigger the Rights (as defined in the Rights Agreement).  The summary of the Amendment in Item 3.03 of this Form 8-K is hereby incorporated by reference in this Item 1.01.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the transaction. The definitive proxy statement will be sent or given to the shareholders of the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov, or from the Company by directing a request to the Company's Investor Relations Department at (253) 813-3286, email address investors@flowcorp.com or through the Company website at www.flowwaterjet.com/en/investors.aspx.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company shareholders in connection with the transaction. Information about the Company's directors and executive officers is set forth in the Company's Annual Report on Form 10-K/A filed with the SEC on August 28, 2013. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

Item 3.03	Material Modification to Rights of Security Holders

In connection with the Merger Agreement, on September 25, 2013, the Company entered into the First Amendment to Rights Agreement (the “Amendment”), between the Company and Computershare Inc., a Delaware corporation, successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC, a New Jersey limited liability company) (the “Rights Agent”). The Amendment amends the terms of that certain Rights Agreement, dated as of September 1, 2009, by and between the Company and the Rights Agent (the “Rights Agreement”) such that the Merger Agreement and the consummation of the Merger will not trigger the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things, (i) neither Parent, Merger Sub or any of their respective affiliates or associates will be or will become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the execution of the Merger Agreement or the consummation of the Merger, (ii) neither a Distribution Date nor a Stock Acquisition Date (each as defined in the Rights Agreement) will occur as a result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger, and (iii) the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement).  If the Merger Agreement is terminated prior to the Effective Time, the Amendment will be null and void and of no further force and effect.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 25, 2013, Parent issued a press release announcing the execution of the Merger Agreement.  The press release is attached hereto as Exhibit 99.1.  Additionally, the Company distributed a document with questions and answers regarding the Merger (“Employee FAQ”) to its employees, a copy of which is included as Exhibit 99.2 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

2.1           Agreement and Plan of Merger, dated as of September 25, 2013, by and among Flow International Corporation, AIP Waterjet Holdings, Inc., and AIP/FIC Merger Sub, Inc.(1)

4.1           First Amendment to Rights Agreement, dated as of September 25, 2013, between Flow International Corporation and Computershare Inc., a Delaware corporation, successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC).

99.1         Press release dated September 25, 2013.

99.2         Employee FAQ.

(1)  The schedules and exhibits to the Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION

September 26, 2013	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary